Exhibit 5.1(a), 8.1(a), 23.1(a)



                                                     Thacher Proffitt & Wood LLP
                                                      Two World Financial Center
                                                              New York, NY 10281
                                                                    212.912.7400

                                                               Fax: 212.912.7751
                                                                  www.tpwlaw.com


                                          March 3, 2006

Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, NY 10179

Asset-Backed Certificates and Collateralized Mortgage Obligations
Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Asset-Backed Certificates ("Certificates") and Collateralized Mortgage Obligations ("Bonds; together with Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). Certificates are issuable in series under separate pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), each among the Registrant and a trustee, a master servicer and any special servicer, fiscal agent and REMIC administrator identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the form filed as an Exhibit to the Registration Statement. Bonds are issuable in series under seperate indentures and/or a related series supplement (each, an "Indenture"), each between an issuer, which will be either the Registrant or an owner trust established by it, and an indenture trustee identified in the prospectus supplement for such series of Bonds. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.

     In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

      In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

     In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions thereof applicable to a real estate mortgage investment conduit ("REMIC"), and the laws of the State of New York. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

      The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described below, and we do not express any opinion on any other legal or income tax aspect of the transactions contemplated by the documents relating to the transaction.

      Based upon and subject to the foregoing, it is our opinion that:

      1. Each Indenture will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the parties thereto.

      2. Each series of Notes will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the Indenture.

      3. Each Pooling and Servicing Agreement will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against the parties thereto.

      4. Each series of Certificates will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

      5. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of investment in the securities to which that description relates, is accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm that description as our opinion.

      We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Certain Federal Income Tax Consequences", and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                          Very truly yours,


                                          /s/ Thacher Proffitt & Wood LLP

                         Exhibit 5.1(b), 8.1(b), 23.1(b)

                                                    March 3, 2006


Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, filed by Bear Stearns Asset Backed Securities I LLC, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on March 3, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"). The Securities are issuable in series (each, a "Series"). The Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto.

         Based on such examination and the other assumptions set forth herein, we are of the opinion that the Securities of such Series will be legally issued, fully paid, binding obligations of the trust created by the issuer, and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law. We express no opinion with respect to any series of Securities for which we do not act as counsel to you.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.


                                         Very truly yours,

                                         /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                         ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                     March 3, 2006


Bear Stearns Asset Backed Securities I LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

         We have advised Bear Stearns Asset Backed Securities I LLC (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"), each issuable in series. Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Material Federal Income Tax Considerations" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on March 3, 2006 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt that description as our opinion herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                       Very truly yours,

                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                       ORRICK, HERRINGTON & SUTCLIFFE LLP